NATIONAL HEALTHCARE PROPERTIES, INC.
ARTICLES SUPPLEMENTARY

National Healthcare Properties, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), the Company, by a duly adopted resolution (the “Resolution”) of its Board of Directors (the “Board”), prohibited the Company from electing to be subject to Section 3-803 of the MGCL as provided herein.
SECOND: The Resolution provides that the Company is prohibited from electing to be subject to the provisions of Section 3-803 of the MGCL and that the foregoing prohibition may not be repealed unless the repeal of such prohibition is approved by the stockholders of the Company by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.
THIRD: The election to prohibit the Company from becoming subject to Section 3-803 of the MGCL without the stockholder approval referenced above has been approved by the Board in the manner and by the vote required by law.
FOURTH: The undersigned officer acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its General Counsel and Secretary on this 12th day of January, 2026.

ATTEST:	NATIONAL HEALTHCARE PROPERTIES, INC.

By: /s/ Jie Chai	By: /s/ Michael Anderson
Name: Jie Chai	Name: Michael Anderson
Title: General Counsel and Secretary	Title: Chief Executive Officer and President

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